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                                                                    EXHIBIT 21.1

List of Subsidiaries

All subsidiaries of Janus Capital Group Inc. listed below are included in the consolidated financial statements unless otherwise indicated.

                                 State or other

                           Percentage Jurisdiction of

                               of Incorporation or

                             Ownership Organization



Bay Isle Financial LLC (1)                         100           Delaware
Berger Distributors LLC (1)                        100           Delaware
Berger Financial Group LLC (2)                     100           Nevada
DST Systems, Inc. *                                33            Missouri
Enhanced Investment Technologies, LLC (1)          50.3          Delaware
Fountain Investments, Inc. (3)                     100           Missouri
Fountain Investments UK (3)                        99            U.K.
Janus Capital Corporation (4)                      98            Colorado
Janus Capital International LLC (5)                100           Delaware
Janus Capital Management LLC (6)                   92            Delaware
Janus Capital Trust Manager Limited (7)            100           Ireland
Janus Distributors LLC (5)                         100           Delaware
Janus Holdings Corporation (3)                     100           Nevada
Janus Institutional Services LLC (5)               100           Delaware
Janus International (Asia) Limited (7)             100           Hong Kong
Janus International Limited (7)                    100           U.K.
Janus International Holding LLC (8)                100           Nevada
Janus Services LLC (5)                             100           Delaware
Joseph Nelson Limited (9)                          100           U.K.
Nelson Insurance Services Limited (9)              100           U.K.
Nelson Investment Planning Limited (10)            100           U.K.
Nelson Investment Management Limited (10)          100           U.K.
Nelson Money Managers plc (11)                     81            U.K.
Stilwell UK Limited (3)                            100           U.K.

        *Unconsolidated Affiliate, Accounted for Using the Equity Method

                  (1) Subsidiary of Berger Financial Group LLC

           (2) Subsidiary of Janus Capital Management LLC and formerly known as "Berger LLC"

                   (3) Subsidiary of Janus Capital Group Inc.

     (4) Subsidiary of Stilwell Financial Inc. that merged into Stilwell on
                    January 1, 2003, resulting in Stilwell's name change to "Janus Capital Group Inc."




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          (5) Subsidiary of Janus Capital Management LLC that converted into a Delaware limited liability company on March 31, 2002

       (6) Subsidiary of Janus Capital Corporation until January 1, 2003; currently subsidiary of Janus Capital Group Inc.

                (7) Subsidiary of Janus International Holding LLC

          (8) Subsidiary of Janus Capital Management LLC that converted into a Nevada limited liability company on April 1, 2002

                   (9) Subsidiary of Nelson Money Managers plc

        (10) Owned by Nelson Money Managers plc and Joseph Nelson Limited

                     (11) Subsidiary of Stilwell UK Limited